                                                                   EXHIBIT 31.02

                                 CERTIFICATION

I, Robert R.B. Dykes, certify that:

     1. I have reviewed this quarterly report on Form 10-Q/A of Flextronics International Ltd.; and

     2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: September 3, 2004

/s/ Robert R.B. Dykes
_____________________________________
Robert R.B. Dykes
President, Systems Group
and Chief Financial Officer
(Principal Accounting Officers)